Exhibit 32.2

Written Statement of the Chief Financial Officer

Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Financial Officer of Oxbridge Acquisition Corp. (the “Company”), hereby certify, based on our knowledge, that the Annual Report on Form 10-K of the Company for the period from April 12, 2021 (inception) through December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ WRENDON TIMOTHY
Wrendon Timothy
Chief Financial Officer and Secretary
(Principal Financial Officer and Principal Accounting Officer)

Date: March 30, 2022